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                                                                     EXHIBIT 3.1




                              ARTICLES OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                CHICOS FAS, INC.


         Chico's FAS, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Florida, in order to amend its Articles of Incorporation, in accordance with the requirements of Chapter 607, Florida Statutes, does hereby, by and through the undersigned, its President/Chief Executive Officer and Secretary, submit these Articles of Amendment of Amended and Restated Articles of Incorporation and in connection therewith does hereby state as follows:

         1.     The name of the Corporation is Chico's FAS, Inc.

         2. The Amendment of the Corporation's Amended and Restated Articles of Incorporation, as described herein (the "Amendment"), was adopted and approved by the Board of Directors of the Corporation by unanimous written consent effective April 5, 2004, and recommended to the shareholders for their approval.

         3. The Amendment was duly adopted and approved by a majority of the shareholders of the Corporation at a duly called annual meeting, held on June 22, 2004, and the number of votes cast for the Amendment were sufficient for approval.

         4. The Amendment, as effected hereby (the "Amendment"), deletes in its entirety Section 1 of Article VI of the Amended and Restated Articles of Incorporation, and in its place substitutes the following:

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                1. Number. The Board of Directors of this Corporation shall consist of not less than three (3) and not more than twelve (12) members, the exact number of directors to be fixed from time to time as provided in the bylaws of this Corporation.

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         IN WITNESS WHEREOF, the foregoing instrument has been duly executed and delivered by the Corporation by its undersigned officers and directors this 22nd day of June, 2004.


                                             CHICO'S FAS, INC.


                                             By:     /s/ Scott A. Edmonds  .
                                                ----------------------------
                                                Scott A. Edmonds, President and
                                                Chief Executive Officer


                                             By:    /s/ Charles J. Kleman     .
                                                 ------------------------------
                                                 Charles J. Kleman, Secretary